                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): July 1, 2003

                                   ----------

                         Commission File Number 0-22935


                             PEGASUS SOLUTIONS, INC.
             (Exact name of registrant as specified in its charter)



                   DELAWARE                                  75-2605174
       (State or other jurisdiction of                    (I.R.S. Employer
        incorporation or organization)                   Identification No.)


          CAMPBELL CENTRE I, 8350 NORTH CENTRAL EXPRESSWAY, SUITE 1900,
                               DALLAS, TEXAS 75206
               (Address of principal executive office) (Zip Code)


       Registrant's telephone number, including area code: (214) 234-4000

ITEM 5. OTHER EVENTS.

     Financial Accounting Standards Board Interpretation No. 46, "Consolidation of Variable Interest Entities" ("FIN 46"), was issued in January 2003. FIN 46 requires that if an entity is the primary beneficiary of a variable interest entity, the assets, liabilities and results of operations of the variable interest entity should be included in the consolidated financial statements of the entity. The provisions of FIN 46 are effective immediately for all arrangements entered into after January 31, 2003. The Company has not invested in any variable interest entities after January 31, 2003. For arrangements entered into prior to January 31, 2003, the provisions of FIN 46 are required to be adopted at the beginning of the first interim or annual period beginning after June 15, 2003.

     As discussed in Note 4 to the Consolidated Financial Statements for the year ended December 31, 2002, the Company sold its Summit Hotels & Resorts and Sterling Hotels & Resorts brand business (collectively "Summit and Sterling") to Indecorp Corporation ("Indecorp") on January 10, 2001. The sale agreement, as amended, provided for a $1.0 million and a $6.0 million promissory note from Indecorp. The $1.0 promissory note bears interest at an annual rate equal to prime plus 2 percent and is scheduled to mature on July 31, 2003. The $6.0 million note requires monthly payments for a period of eight years commencing July 1, 2002, and bears interest at an annual rate of 7 percent. Pegasus also accepted a $2.8 million promissory note that replaced existing outstanding trade receivables. The $2.8 million promissory note requires monthly payments for a period of eight years commencing July 1, 2002, and bears interest at an annual rate of 7 percent. During 2001, Pegasus recognized a $4.8 million pre-tax gain on the sale of Summit and Sterling.

     The Company has evaluated its relationship with Indecorp and has determined that Indecorp is a variable interest entity under FIN 46. The Company has concluded that it is the primary beneficiary of Indecorp as defined by FIN 46 and, as a result, despite having no voting or operational control, the Company is required to consolidate Indecorp effective July 1, 2003.

     As a result of the foregoing, Pegasus will account for Indecorp in accordance with FIN 46 as if it had been consolidated since the sale of Summit and Sterling on January 10, 2001. Accordingly, the Company will record a cumulative-effect adjustment related to the adoption of FIN 46 in the third quarter of 2003, which is anticipated to include the effects of the reversal of the pre-tax gain of $4.8 million recognized on the initial sale. Additionally, Pegasus will begin consolidating Indecorp's assets, liabilities and results of operations as of July 1, 2003. Based solely on unaudited financial information provided to the Company's management by Indecorp on a voluntary basis (which we have not taken any independent steps to verify), Indecorp's total assets, liabilities, revenues, operating expenses, and net loss as of and for the unaudited nine months ended March 31, 2003 on a stand-alone basis were $18.0 million, $18.1 million, $17.7 million, $17.4 million, and $(1.2) million, respectively. Indecorp is actively pursuing options to obtain additional third-party capital that may negate our requirement to consolidate their financial results. However, there can be no assurance that such a transaction will occur. To the extent that Indecorp is unsuccessful in obtaining a sufficient capital infusion, and their shareholders' equity balance is less than zero, Indecorp's future losses will be recognized by Pegasus. Any such losses recognized by Pegasus would be equally offset to the extent that Indecorp has future income prior to any allocations to minority interest holders.

ITEM 9. REGULATION FD DISCLOSURE

     The following information is furnished under Item 9, "Regulation FD Disclosure" and is intended to be furnished under Item 12, "Disclosure of Results of Operations and Financial Condition."



     On July 11, 2003, Pegasus Solutions, Inc. issued a press release providing information with respect to its financial results for the quarter ended June 30, 2003 and guidance for future reporting periods. Attached to this current report on Form 8-K is a copy of the related press release dated July 11, 2003.


        Exhibit Number                       Description
        --------------                       -----------
            99.1                  Press release issued July 11, 2003

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this current report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                                   PEGASUS SOLUTIONS, INC.


July 11, 2003                                      /s/  SUSAN K. COLE
                                                   -----------------------------
                                                   Chief Financial Officer